Item 26. Exhibit (g) ii. a

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (“MassMutual”),
C.M. LIFE INSURANCE COMPANY (“CM Life”), and
MML BAY STATE LIFE INSURANCE COMPANY (“BayState”)
(hereinafter referred to as the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION
(hereinafter referred to as the “Reinsurer”)

Effective December 31, 2016 (the “Amendment Effective Date”), the Ceding Company’s retention for the following _____ blocks of business will be _____. There is no change to the Reinsurer’s _____. For applicable policies issued in_____, the Ceding Company’s retention will be_____.

Blocks of Business:

1.	_____

2.	_____

3.	_____

4.

5.	Variable Life Select (issued from BayState_____)

6.	_____

The last of these blocks of business_____.

The Reinsurer has _____ business for some or all of the Blocks of Business in some or all of the following programs (the Agreements).

•	_____

•	_____

•	Auto Quota Share

•	_____

•	_____

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	10/7/16
Peter G Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	10/6/2016

Print name:	James M. Greenwood

Title:	Senior Vice President

Exhibit

Effective Date of Agreement	Description	Reinsurer’s Agreement #	TAI Code
_____
2/8/1999	Variable Life Select	_____	_____
_____